SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) May 23, 2003

COAST FEDERAL LITIGATION CONTINGENT

PAYMENT RIGHTS TRUST

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-44155	13-7140975
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

E.A. Delle Donne Corporate Center, Montgomery Building, 1011 Centre Road, Wilmington, Delaware 19805

(Address of Principal Executive Offices) ( Zip Code)

302 636-3300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events.

The Registrant has issued the press release, dated May 23, 2003, attached as an exhibit hereto describing the termination of the designation for trading of the Registrant’s certificates on The NASDAQ National Market and the termination of the Registrant.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits.

Exhibit No.	Document Description
99.1	Press release of the Registrant, dated May 23, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COAST FEDERAL LITIGATION CONTINGENT PAYMENT RIGHTS TRUST (Registrant)

Dated: May 23, 2003	By:	/s/ RAY MARTIN
Ray Martin Litigation Trustee

INDEX TO EXHIBITS

Exhibit No.	Document Description

99.1	Press release of the Registrant, dated May 23, 2003

4